BANYAN CORPORATION

RESTATED ARTICLES OF INCORPORATION WITH AMENDMENTS

          Banyan Corporation, an Oregon corporation incorporated on June 18, 1978, hereby restates and amends its Articles of Incorporation as follows:

ARTICLE I

NAME

          The name of the corporation is Banyan Corporation.

ARTICLE II

DURATION

          The corporation shall have perpetual existence.

ARTICLE III

PURPOSE

          The purpose for which the corporation is organized shall be to engage in any lawful business for which corporations may be incorporated pursuant to the Oregon Business Corporation Act.

ARTICLE IV

CAPITAL STOCK

          Section 1. Classes and Shares Authorized. The authorized capital stock of the corporation shall be 500,000,000 shares of Common Stock, no par value and 100,000,000 shares of Preferred Stock, no par value. No shareholder shall have preemptive rights.

          Section 2. Preferred Stock. Shares of Preferred Stock may be divided into such series as may be established, from time to time, by the Board of Directors. The Board of Directors, from time to time, may fix and determine the designation and number of shares of any series and the relative rights and preferences of the shares of any series so established as to distinguish the shares thereof from the shares of all other series. The Board of Directors is also authorized, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any such series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

          Section 3. Common Stock.

          (a) After the requirements with respect to the preferential dividends on the Preferred Stock, if any, shall have been met, and after the corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds, or other provisions, if any, for the redemption or purchase of shares and subject further to any other conditions which may be fixed in accordance with the provisions of Section 2 of this Article IV, then, and not otherwise, the holders of the Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

          (b) After distribution in full of the preferential amount, if any, to be distributed to the holders of the Preferred Stock in the event of voluntary or involuntary liquidation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of the Common Stock held by them respectively.

          (c) Except as may otherwise be required by law, each outstanding share of Common Stock shall entitle the holder thereof to one vote in respect to each share of Common Stock held by him on each matter submitted to a vote at a meeting of shareholders.

ARTICLE V

BOARD OF DIRECTORS

          Section 1. Number and Qualifications. The business and affairs of this corporation shall be governed by the Board of Directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided in the Bylaws of this corporation, provided that the number of directors shall be not fewer than three, except that there need by only as many directors as there are shareholders in the event that the outstanding shares are held of record by fewer than three shareholders.

          Directors of the corporation should have varied, complimentary backgrounds, proven leadership capabilities, experience at a high level responsibility within their field, a grasp of the issues in business, finance and the business segments in which the corporation operates, the highest personal and professional ethics, integrity and values, and commitment to the long-term interests of the corporation's shareholders.

          Section 2. Classification of Directors. At such time as there shall be six or more directors, the Board of Directors shall be divided into three classes, Class 1, Class 2 and Class 3, each class to be as nearly equal in number as possible, the term of office of Class 1 directors to expire at the first annual meeting of shareholders after their election, that of

Class 2 directors to expire at the second annual meeting after their election, and that of Class 3 directors to expire at the third annual meeting after their election. At each annual meeting after such classification, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. No classification of directors shall be effective prior to the first annual meeting of shareholders or at any time when the Board of Directors consists of less than six members. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the term(s) of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.

          Section 3. Removal of Directors. At a special shareholders' meeting called expressly for that purpose, any or all directors may be removed with or without cause by a vote of the holders of two-thirds of the shares then entitled to vote at an election of directors.

          Section 4. Nomination of Directors.

          (a) Nominations for the election of directors may be made by the Board of Directors, by committee of the Board of Directors, or by any shareholder entitled to vote for the election of directors who is the record and/or beneficial owner of more than one percent of the corporation's shares for one year or more. Nominations by shareholders shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 14 nor more than 50 days prior to any meeting of the shareholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to shareholders.

          (b) Each notice under subsection (a) shall set forth that the nominee meets the corporation's criteria for director, (b) the information required by Item 401 of Regulation S-K of the General Rules and Regulations under the Securities Exchange Act of 1934; and (c) be accompanied by a signed consent of the candidate to serve as a director, if nominated and elected.

          (c) The chairman of the shareholders' meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE VI

SHAREHOLDER VOTING

          Section 1. General. Whenever the shareholders must approve any matter, the affirmative vote of a majority of the shares entitled to vote, represented in person or proxy, and voting at a duly held meeting at which a quorum is present shall be necessary to constitute such approval or authorization, except as otherwise provided in this Article VI. A quorum shall consist of not less than one-third of the shares entitled to vote at the meeting, unless otherwise provided by the Oregon Business Corporation Act.

          Section 2. Cumulative Voting. Cumulative voting is not authorized for the election of Directors.

          Section 3. Asset Dispositions. In the event the corporation proposes to enter into a transaction to sell, lease, exchange, or otherwise dispose of all or substantially all of the property and assets of the corporation, with or without its goodwill, if not in the usual and regular course of its business, with any substantial shareholder or affiliate of the corporation, such transaction shall be authorized upon receiving the affirmative vote of the holders of two-thirds of the shares entitled to vote thereon at a duly held meeting called for that purpose, unless such transaction is with any subsidiary of the corporation or is authorized by the affirmative vote of a majority of the continuing directors of the corporation (in which cases the two-thirds voting requirement shall be reduced to a majority).

          Section 4. Mergers, Consolidations or Exchanges. In the event the corporation proposes to enter into a transaction to merge, consolidate, or exchange all of the issued or outstanding shares of one or more classes of the corporation, with any substantial shareholder or affiliate of the corporation, such transaction shall be authorized upon receiving the affirmative vote of the holders of two-thirds of the shares entitled to vote thereon at a duly held meeting called for that purpose, unless such transaction is with any subsidiary of the corporation or is authorized by the affirmative vote of a majority of the continuing directors of the corporation (in which case the two-thirds voting requirement shall be reduced to a majority).

          Section 5. Definitions. As used in this Article VI, the following terms shall have the following meanings:

          (i) An "affiliate" shall mean any person or entity, which is an affiliate within the meaning of Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended;

          (ii) A "continuing director" shall mean a director who was elected before the substantial shareholder or affiliate of the corporation which is to be a party to a proposed transaction within the scope of Sections 3 and 4 of this Article VI or is designated at or prior to his first election or appointment to the Board of Directors by the affirmative vote of a majority of the Board of Directors who are continuing directors;

          (iii) A "subsidiary" shall mean any corporation in which the corporation owns the majority of each class of equity Security; and,

          (iv) A "substantial shareholder" shall mean any person or entity which is the beneficial owner, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, of 10% or more of the outstanding capital stock of the corporation.

          Section 6. Amendments. The affirmative vote of the holders of two-thirds of the shares entitled to vote thereon shall be required necessary to amend these Articles of Incorporation, except for any other change expressly permitted by the directors by the Oregon Business Corporation Act.

          Section 7. Action Without Meeting. Action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by shareholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shareholders entitled to vote on the action were present and voted. The corporation shall comply with the notice requirements of O.R.S. 20.211.

ARTICLE VII

CONFLICTS OF INTEREST

          Section 1. Conflict of Interest Transaction. A conflict of interest transaction is a transaction with the corporation in which a director of the corporation has a direct or indirect interest. A conflict of interest transaction is not voidable by the corporation solely because of the director's interest in the transaction if any one of the following is true:

          (a) The material facts of the transaction and the director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved or ratified the transaction;

          (b) The material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved or ratified the transaction; or

          (c) The transaction was fair to the corporation.

          Section 2. Indirect Interest Defined. For purposes of this Article VII, a director of the corporation has an indirect interest in a transaction if:

          (a) Another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction; or

          (b) Another entity of which the director is a director, officer or trustee is a party to the transaction and the transaction is or should be considered by the Board of Directors of the corporation.

          3. Director Authorization. For purposes of subsection (1)(a) of this Article VII, a conflict of interest transaction is authorized, approved or ratified if it receives the affirmative vote of a majority of the directors on the Board of Directors, or on the committee, who have no direct or indirect interest in the transaction. A transaction may not be authorized, approved or ratified under this Section by a single director. If a majority of the directors, who have no direct or indirect interest in the transaction vote to authorize, approve or ratify the transaction, a quorum is present for the purpose of taking action under this Section. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any action taken under Section (1)(a) of this Article VII if the transaction is otherwise authorized, approved or ratified as provided in Section 1 of this Article VII.

          4. Shareholder Authorization. For purposes of Section (1)(b) of this Article VII, a conflict of interest transaction is authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this subsection, voting as a single voting group. Shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in Section (2) (a) of this Article VII may be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction under Section (1)(b) of this Article VII. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this Article VII constitutes a quorum for the purpose of taking action under this Section.

          Section 5. Corporate Opportunities. The officers, directors and other members of management of this corporation shall be subject to the doctrine of corporate opportunities in which this corporation has expressed an interest as determined from time to time by resolution of the Board of Directors. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it, and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and the provisions hereof shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by this corporation. This provision shall not be construed to release any employee of the corporation (other than an officer, director or member of management) from any duties that such employee may have to the corporation.

ARTICLE VIII

INDEMNIFICATION

          Section 1. Direct Actions. The corporation shall indemnify against liability incurred in any proceeding an individual made or threatened to be made a party,

defendant or respondent to any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal because he is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic partnership, joint venture, trust, employee benefit plan or other enterprise if:

          (a) he conducted himself in good faith;

          (b) he reasonably believed that his conduct was in best interests of the corporation or at least not opposed to its best interests, or in the case of conduct with respect to an employee benefit plan, the best interests of the plan participants and beneficiaries; and,

          (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

The termination of any proceeding by judgment, order, or conviction, or upon a plea of nolo contendere or its equivalent, is not of itself determinative that the individual did not meet the foregoing standard of conduct.

          Section 2. Limitations. The corporation may not indemnify an individual under Section 1 of this Article VIII either: in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation; or, in connection with any proceeding charging improper personal benefit to the director or officer, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification under Section 1 of this Article VIII in connection with a proceeding by or in the right of a corporation is limited to reasonable expenses incurred in connection with the proceeding.

          Section 3. Mandatory Indemnification. The corporation shall be required to indemnify a director, officer, employee or agent who is or was a director or officer of the corporation and who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, against reasonable expenses incurred by him in connection with the proceeding.

          Section 4. Determination. The corporation may not indemnify a director, officer, employee or agent under Section 1 of this Article VIII unless authorized in the specific case after a determination has been made that indemnification of the individual is permissible in the circumstances, because he has met the standard of conduct set forth in Section 1 of this Article VIII. A determination that indemnification is permissible shall be made:

          (a) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

          (b) By special legal counsel selected by the board of directors or committee in the manner prescribed in paragraph (a) or (b) of this Section or, if a quorum of the board of directors cannot be obtained under paragraph (a) of this subsection and a committee cannot be designated under paragraph (b) of this subsection, the special legal counsel shall be selected by majority vote of the full board of directors, including directors who are parties to the proceeding; or,

          (d) By the shareholders.

          Authorization of indemnification and evaluation as to the reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (2)(c) of this Section to select counsel.

          Section 5. Advance of Expenses. The corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of the final disposition of the proceeding if: he furnishes the corporation a written affirmation of his belief that he met the standard of conduct set forth in Section 1 of this Article VIII and, he furnishes the corporation with a written undertaking, executed personally on his behalf, to repay the advance if it is determined that he did not conduct himself in good faith.

          Section 6. Insurance. The Board of Directors may exercise the corporation's power to purchase and maintain insurance on behalf of an individual who is or was a director or officer of the corporation, whether or not the corporation would have the power to indemnify him under the provisions of this Article VIII.

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